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                                                                    Exhibit 99.4

                           Note Endorsement

This endorsement is to be attached to and made a part of that certain Note dated, December 28, 2006 in the sum of Seven Hundred Sixty Thousand Dollards ($760,000.00) executed by Destined To Investin LLC, Integrity Partners LLC and Village at Lone Mountain LLC, and in favor of Davric Corporation.

For value received, the undersigned does hereby transfer and assign to ASI CAPITAL CORPORATION, the within note, together with all rights accrued or to accrue under the Deed of Trust securing same so far as the same relate to this note and without recourse to the undersigned.

ASSIGNOR:
DAVRIC CORPORATION

By: /s/ JERRY E. POLIS

Print Name: JERRY E. POLIS

Title: PRESIDENT

Date: 3/27/07